Exhibit 99.1

Hall of Fame Resort & Entertainment Company Announces Board’s Approval of Reverse Stock Split Ratio and Effective Date

CANTON, Ohio-- December 23, 2022 / Hall of Fame Resort & Entertainment Company (“HOFV” or the “Company”) (NASDAQ: HOFV, HOFVW), the only resort, entertainment and media company centered around the power of professional football, today announced that it will effect a 1-for-22 reverse stock split (“reverse split”) of its common stock, par value $0.0001 per share (“Common Stock”), that will become effective on December 27, 2022 at 12:01 a.m. Eastern Time. On December 27, 2022, the Company’s Common Stock will begin trading on a post-reverse split basis on The Nasdaq Global Market (“Nasdaq”) under the existing symbol “HOFV.”

The reverse split is primarily intended to bring the Company into compliance with the minimum bid price requirement for maintaining its listing on the Nasdaq. The new CUSIP number for the Common Stock following the reverse split will be 40619L201.

The reverse split was approved by the Company’s stockholders at a special meeting of stockholders held on September 29, 2022 (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved the proposal to authorize the Company’s board of directors (the “Board”), in its sole and absolute discretion, to file a certificate of amendment (the “Amendment”) to the Company’s amended and restated certificate of incorporation to effect the reverse split at a ratio to be determined by the Board, ranging from 1-for-10 to 1-for-25. On December 21, 2022, the Board approved the reverse split at a ratio of 1-for-22 and the Amendment was filed with the Secretary of State of the State of Delaware, which will become effective on December 27, 2022, at 12:01 a.m. Eastern Time.

The reverse split will affect all issued and outstanding shares of Common Stock. All outstanding restricted stock unit awards, warrants and other securities entitling their holders to purchase or otherwise receive shares of Common Stock will be adjusted as a result of the reverse split, as required by their respective terms. The number of shares available to be awarded under the Company’s Amended 2020 Omnibus Stock Incentive Plan will also be appropriately adjusted. Following the reverse split, the par value of the Common Stock will remain unchanged at $0.0001 per share. The reverse split will not change the authorized number of shares of Common Stock or preferred stock. No fractional shares will be issued in connection with the reverse split, and stockholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment equal to such fraction multiplied by the average of the closing sales prices of the Common Stock (as adjusted to give effect to the reverse split) on the Nasdaq for the five consecutive trading days immediately preceding the effective date. The reverse split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity (other than as a result of the payment of cash in lieu of fractional shares).

About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com.

Forward Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “will effect,” “will become,” “will begin,” and “will affect,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that may affect actual results or outcomes include, among others, the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including obtaining financing to construct planned facilities; potential litigation involving the Company; changes in applicable laws or regulations; unforeseen technical issues that could result in the Company’s common stock not trading on the Nasdaq on a post-reverse stock split basis on December 27, 2022 as expected; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel; increased inflation; the inability to maintain the listing of the Company’s shares on Nasdaq; and those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.